                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                     Ultramar Diamond Shamrock Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                  [ULTRAMAR DIAMOND SHAMROCK CORPORATION LOGO]

                            NOTICE OF ANNUAL MEETING
                              AND PROXY STATEMENT

                   FOR ANNUAL MEETING TO BE HELD MAY 5, 1998

                            NOTICE OF ANNUAL MEETING

                                  MAY 5, 1998

To the Stockholders of Ultramar Diamond Shamrock Corporation:

     The Annual Meeting of Stockholders (the "Annual Meeting") of Ultramar Diamond Shamrock Corporation (the "Company" ) will be held at the Hyatt Regency Scottsdale at Gainey Ranch, 7500 East Doubletree Ranch Road, Scottsdale, AZ 85258 on Tuesday, May 5, 1998 at 10:00 a.m. Mountain Standard Time, for the following purposes:

     1. To elect four directors to serve for a three-year term expiring in 2001 (Proxy Item 1);

     2. To ratify the appointment of independent accountants for 1998 (Proxy
        Item 2); and

     3. To transact any other business which may be properly brought before the Annual Meeting.

Holders of record of the Company's Common Stock at the close of business on March 12, 1998 are entitled to notice of and to vote at the Annual Meeting.

March 30, 1998

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            CURTIS V. ANASTASIO
                                            Vice President, General Counsel, and
                                            Secretary

Ultramar Diamond Shamrock Corporation
6000 N Loop 1604 W
P.O. Box 696000
San Antonio, Texas 78269-6000
Telephone: (210) 592-2000

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY, AND RETURN IT IN THE ENVELOPE PROVIDED. ANY PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE AND, IF PRESENT AT THE ANNUAL MEETING, MAY WITHDRAW IT AND VOTE IN PERSON. ATTENDANCE AT THE ANNUAL MEETING IS LIMITED TO STOCKHOLDERS, THEIR PROXIES, AND INVITED GUESTS OF THE COMPANY.

                                PROXY STATEMENT

                              GENERAL INFORMATION

INTRODUCTION

     The Board of Directors (the "Board") of the Company is soliciting proxies to be voted at the 1998 Annual Meeting to be held in Scottsdale, Arizona on May 5, 1998, and at any adjournment thereof. This Proxy Statement and the enclosed proxy are first being mailed to stockholders on or about March 30, 1998.

SHARES VOTING

     Holders of shares of the Common Stock of the Company ("Common Stock") at the close of business on March 12, 1998 (the "Record Date") are entitled to notice of the Annual Meeting and to vote shares held on that date at the Annual Meeting. As of the close of business on the Record Date, there were 87,884,300 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote at the Annual Meeting. A majority of such outstanding shares of Common Stock, represented in person or by proxy, is necessary to provide a quorum at the Annual Meeting.

VOTING OF PROXIES

     This proxy solicitation is intended to afford stockholders the opportunity to vote regarding the election of directors, the appointment of the Company's independent accountants for 1998, and in respect of such other matters, if any, as may be properly brought before the Annual Meeting.

     It is the Company's policy for the Annual Meeting that all returned proxies, ballots, and other voting materials used in connection with the Annual Meeting that identify the votes of specific stockholders will be kept confidential and made available only to certain persons involved in the receipt, counting, tabulation, or solicitation of proxies who have agreed to maintain stockholder confidentiality. Access to voted proxies, ballots, and other voting materials will not be restricted where stockholders seek to communicate with management by writing comments on their proxy cards or otherwise disclose their vote to management or where disclosure may be required by applicable law. In limited circumstances, such as proxy solicitation based on an opposition proxy statement or a proxy solicitation on a matter requiring a vote of more than a majority of the shares represented at the Annual Meeting, this policy could be suspended by the Board.

     A proxy may be revoked either by a written notice duly signed and delivered to the Secretary of the Company prior to the Annual Meeting, by execution of a subsequent proxy, or by voting in person at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting, but not otherwise. Where a stockholder's proxy specifies a choice with respect to a matter, the shares will be voted accordingly. IF NO SUCH SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR IDENTIFIED BELOW, FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS, AND IN THE MANNER THAT THE APPOINTED PROXIES DETERMINE WITH RESPECT TO OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

ANNUAL REPORT

     The Company's annual report for the year ended December 31, 1997 is being furnished with this Proxy Statement to stockholders of record as of the Record Date. The annual report does not constitute a part of the proxy solicitation materials.

                             ELECTION OF DIRECTORS
                             (ITEM 1 ON THE PROXY)

     The By-Laws of the Company (the "By-Laws") provide that the directors will be classified into three classes. The directors of each class serve for a term of three years and until their successors are elected and qualified.

     Information regarding the nominees proposed by the Board for election at the Annual Meeting and the other directors of the Company whose terms expire after the Annual Meeting is set forth below. Mr. Bradford, Mr. Hemminghaus, Mr. Herman, and Mr. Schaefer have been nominated for election to the class of directors whose terms expire at the 2001 Annual Meeting. Each nominee is presently serving as a director of the Company.

     A majority of the votes of the Common Stock cast at the Annual Meeting, or any adjournment thereof, is required to elect directors. Each nominee has consented to being named in this Proxy Statement and to serve if elected. If a nominee should for any reason become unavailable for election, proxies may be voted with discretionary authority by the persons named therein for a substitute designated by the Board.

     THE PERSONS NAMED IN THE PROXY WILL VOTE FOR THE NOMINEES LISTED BELOW EXCEPT WHERE AUTHORITY HAS BEEN WITHHELD.

NOMINEES FOR ELECTION AT THE ANNUAL MEETING

     W. E. "Bill" Bradford, age 63, is Chairman and Chief Executive Officer of Dresser Industries, Inc. Mr. Bradford has been with Dresser Industries, Inc. since 1963 and has held various positions in production and management. In 1988 Mr. Bradford was appointed President and Chief Executive Officer of Dresser-Rand Company. He was elected President and Chief Operating Officer of Dresser Industries, Inc. in March 1992, President and Chief Executive Officer of Dresser Industries, Inc. in November 1995, and to his present position in December 1996. Mr. Bradford serves on the Board of Directors of Dresser Industries, Inc. and of Oryx Energy Company. Mr. Bradford serves on the Audit Review Committee and the Compensation Committee. He was a director of Diamond Shamrock, Inc. ("Diamond") from 1992 until he became a director of the Company in December 1996 effective with the merger of Diamond into the Company (the "Merger").

     Roger R. Hemminghaus, age 61, is Chairman of the Board and Chief Executive Officer of the Company. Mr. Hemminghaus is a director of Luby's Cafeterias, Inc. and New Century Energies and is the Chairman of the board of directors of the Federal Reserve Bank of Dallas. Mr. Hemminghaus was the Chairman, Chief Executive Officer, and President of Diamond prior to the Merger. He served as a director of Diamond from 1987 until he became Chairman of the Board and Chief Executive Officer of the Company in December 1996 effective with the Merger.

     Russel H. Herman, age 67, is a former owner and principal of International Energy Consultants Ltd., a firm which provides consulting services to senior management in the international energy industry. Prior to that, Mr. Herman was employed by Exxon Corporation as President and Chief Executive Officer for the Asia-Pacific area and Executive Vice President for Exxon's petroleum business in Europe. Mr. Herman is a member of the board of the Leonhard Center for the Enhancement of Engineering Education at Pennsylvania State University and was named an Honor Engineering Alumnus and also an Alumni Fellow of that university. He is on the national board of directors of Recording for the Blind & Dyslexic and is a member of the board of Greenwich Land Trust. He is also active with the United Way of Greenwich, Connecticut. He has been a director of the Company since 1992, and is currently chairman of its Finance and Planning Committee and a member of the Public Responsibility Committee.

     C. Barry Schaefer, age 59, is an Executive Director of The Beacon Group, an investment and financial advisory firm. Prior to joining Beacon in April 1997, he had been a Managing Director with The Bridgeford Group, a merger and acquisition subsidiary of the Industrial Bank of Japan, since 1992. From 1989 through 1991 he was a senior advisor with Dillon Read & Co., Inc., an investment banking group, and prior to that he served as an Executive Vice President of Union Pacific Corporation. Mr. Schaefer serves as Chairman of the

Compensation Committee, and as a member of the Audit Review Committee. He has been a director of the Company since 1992.

DIRECTORS WHOSE TERMS EXPIRE AT THE 1999 ANNUAL MEETING

     H. Frederick Christie, age 64, is a consultant specializing in strategic and financial planning. He retired, effective January 1, 1991, as Chairman and Chief Executive Officer of The Mission Group, the non-utility subsidiary of SCE Corp. Prior to that he served as President of Southern California Edison Company. Mr. Christie is a director or trustee of nineteen mutual funds under the Capital Research and Management Company and a director of AECOM Technology Corporation, International House of Pancakes, Inc., Ducommon, Incorporated, and Southwest Water Company. Mr. Christie serves on the Audit Review Committee and on the Finance and Planning Committee. He has been a director of the Company since 1992.

     W. H. Clark, age 65, is the retired Chief Executive Officer and Chairman of the Board of Directors of Nalco Chemical Company. He was the President and Chief Executive Officer of Nalco Chemical Company from 1982 until 1990, and Chairman of the Board of Directors and Chief Executive Officer of that company from 1984 until 1994. Mr. Clark is President of W. "H" Clark Associates, Ltd., and is a member of the Board of Directors of Merrill Lynch Corporation; NICOR, Inc. and its principal subsidiary, Northern Illinois Gas Company; USG Corporation and its subsidiary, United States Gypsum Company; Fort James Corporation; Bethlehem Steel Corporation; and Millennium Chemicals Corp. Mr. Clark serves on the Compensation Committee and the Finance and Planning Committee. He served as a director of Diamond from 1994 until he became a director of the Company in December 1996 effective with the Merger.

     Jean Gaulin, age 55, is Vice-Chairman of the Board, President, and Chief Operating Officer of the Company. Prior to the Merger, he had been the Chairman of the Board and Chief Executive Officer of the Company since the Company's formation in 1992. From July 1989 through January 1992, Mr. Gaulin was Chief Executive Officer of Ultramar PLC, a leading international integrated oil and gas company, engaged in exploration, production, development, and refining and marketing, which was the Company's predecessor. Prior to that, Mr. Gaulin was President of Ultramar Canada, Inc. Mr. Gaulin serves on the board of directors of Quebec Telephone, Inc., Crane Co., and Medusa Corporation. He has been a director of the Company since 1992.

     Bob Marbut, age 62, has been Chairman and Chief Executive Officer of Argyle Communications, Inc. since January 1992, and Chairman and Co-Chief Executive Officer of Hearst-Argyle Television, Inc. since August 1997. He was Chairman and Chief Executive Officer of Argyle Television, Inc. from August 1994 until its merger with Hearst Broadcasting in August 1997. He was Chairman and Chief Executive Officer of Argyle Television Holding, Inc. from its founding in March 1993 until April 1994. Prior to 1992, Mr. Marbut was President and Chief Executive Officer of Harte-Hanks Communications, Inc. for 20 years and served one year as Vice Chairman of that Company. He is a director of Tupperware Corporation, Tracor, Inc., and Hearst-Argyle Television, Inc. He is chairman of the Audit Review Committee and serves on the Finance and Planning Committee. He served as a director of Diamond from 1990 until he became a director of the Company in December 1996 effective with the Merger.

DIRECTORS WHOSE TERMS EXPIRE AT THE 2000 ANNUAL MEETING

     Byron Allumbaugh, age 66, is the former Chairman and Chief Executive Officer of Ralphs Grocery Company in Los Angeles, California. Mr. Allumbaugh is a member of the board of directors of El Paso Natural Energy Company, H. F. Ahmanson & Company, C. K. E. Restaurants and the Automobile Club of Southern California. Mr. Allumbaugh serves on the Compensation Committee and on the Public Responsibility Committee. He has been a director of the Company since 1992.

     E. Glenn Biggs, age 64, is President of Biggs & Co., (a corporation engaged in developmental projects and financial planning). He was the Chairman and Chief Executive Officer of Gill Companies until July 1989. Mr. Biggs served as the Vice Chairman of the Board and Chairman of the Executive Committee of InterFirst Bank San Antonio, N.A. until May 1987. He is a director of Central and Southwest Corporation, Southwestern Bancorp, Inc., and former director and Chairman of the Board of Bolivian Power Corporation.

Mr. Biggs serves as Chairman of the Public Responsibility Committee and is a member of the Finance and Planning Committee. He was a director of Diamond from 1987 until he became a director of the Company in December 1996 effective with the Merger.

     Katherine D. Ortega, age 62, was an alternate representative of the United States to the 45th General Assembly of the United Nations 1990-1991. She served as the 38th Treasurer of the United States, from 1983 to 1989. Prior to joining the Treasury Department as Treasurer, Ms. Ortega served as a Commissioner on the Copyright Royalty Tribunal, and was a member of the President's Advisory Committee on Small and Minority Business. Ms. Ortega is a director of Ralston Purina Company, Long Island Lighting Company, Rayonier, Inc., and the Kroger Co. She also serves as a director of Catalyst, and is a member of the United States Comptroller General's Consultant Panel. Ms. Ortega is a member of the Washington Mutual Investors Fund Advisory Board. Before entering government, Ms. Ortega practiced as a certified public accountant. Ms. Ortega serves on the Public Responsibility Committee and on the Audit Review Committee. She was a director of Diamond from 1989 until she became a director of the Company in December 1996 effective with the Merger.

     Madeleine Saint-Jacques, age 62, is Chairman of the board of Saint-Jacques Vallee Young and Rubicam Inc. in Montreal, Canada. From 1990 through 1994, she was President of Young & Rubicam, and from 1978 through 1990, she served as their Executive Vice President and Managing Director. Ms. Saint-Jacques is a member of the board of directors of Tele-Metropole Inc., St. Mary's Hospital Foundation, and the Terry Fox Humanitarian Award Program. Ms. Saint-Jacques is also a member of the Board of Governors, Inno-Centre Quebec, a member of the Board of Associate Governors, University of Montreal and Vice President of Societe d'edition de la revue Forces. Ms. Saint-Jacques serves on the Public Responsibility Committee and the Compensation Committee. She has been a director of the Company since 1992.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The management of the Company is under the direction of its Board. The Board has established Audit Review, Compensation, Finance and Planning, and Public Responsibility Committees. The Board held a total of nine meetings in 1997. Attendance at the meetings of the Board was 95%. Attendance at the meetings of the Audit Review Committee was 83%. Attendance at the meetings of the Compensation Committee was 88%. Attendance at the meetings of the Finance and Planning Committee was 90%. Attendance at the meetings of the Public Responsibility Committee was 77%.

BOARD COMMITTEES

     Audit Review Committee. Bob Marbut (Chairman), W. E. Bradford, H. Frederick Christie, Katherine D. Ortega, and C. Barry Schaefer serve as members of the Audit Review Committee. The Audit Review Committee reviews the professional services provided by the Company's independent accountants. The Committee's review includes the scope of the audit by the Company's independent accountants, the annual financial statements of the Company, the annual audit report of the independent accountants, the adequacy of the Company's internal accounting controls, and such other matters with respect to the accounting, auditing, and financial reporting practices and procedures of the Company as it finds appropriate or as may be brought to its attention. The Audit Review Committee held three meetings in 1997.

     Compensation Committee. C. Barry Schaefer (Chairman), Byron Allumbaugh, W.
E. Bradford, W. H. Clark, and Madeleine Saint-Jacques serve on the Compensation Committee. The Compensation Committee establishes executive compensation policy, administers incentive compensation, stock options, and certain benefit plans of the Company, and approves the salaries and other benefits of the executive officers. In addition, this Committee advises and consults with the Company's management regarding the compensation policies and practices of the Company applicable to other employees. The Compensation Committee held four meetings in 1997.

     Finance and Planning Committee. Russel H. Herman (Chairman), E. Glenn Biggs, H. Frederick Christie, W. H. Clark, and Bob Marbut serve on the Finance and Planning Committee. The Finance and

Planning Committee reviews and makes recommendations to the Board with regard to the overall financial structure, financial condition, and financial capacity of the Company, including consideration of such financial matters as material corporate borrowings, investments, capital expenditures, and long-term commitments. In addition, it reviews and makes recommendations to the Board with respect to the Company's annual budget and five-year business plan. The Finance and Planning Committee held five meetings in 1997.

     Public Responsibility Committee. E. Glenn Biggs (Chairman), Byron Allumbaugh, Russel H. Herman, Katherine D. Ortega, and Madeleine Saint-Jacques serve on the Public Responsibility Committee. The Public Responsibility Committee reviews and monitors the Company's policies, programs, and practices which significantly affect such responsibilities as environmental protection, safety and health, equal employment opportunity, and business conduct. The Committee, after consultation with management, recommends policies, practices, and programs to the Board regarding the Company's relationships with its various constituencies. In addition, this Committee has responsibility for considering the composition, structure, and functioning of the Board, and for selecting nominees for election as directors of the Company. The Public Responsibility Committee held three meetings in 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1997, C. Barry Schaefer (Chairman), Byron Allumbaugh, W. E. Bradford, W. H. Clark, and Madeleine Saint-Jacques served on the Company's Compensation Committee. None of those individuals has ever been an officer or employee of the Company or its subsidiaries. No executive officer of the Company has served as a member of the board of directors or the compensation committee of any company whose executive officers include a member of the Board or the Compensation Committee of the Company.

NOMINATIONS FOR DIRECTOR

     The Public Responsibility Committee is responsible for considering the composition, structure, and functioning of the Board, and for selecting nominees for election as directors of the Company. Stockholders may make nominations to the Board by following the procedures set out in Article III, Section 2 of the Company's By-laws, and not otherwise. The By-laws provide generally that stockholders wishing to nominate director candidates for consideration by the Public Responsibility Committee may do so by writing the Secretary of the Company and giving the candidate's name, biographical information, qualifications, and class or series and number of shares of capital stock of the Company owned by the nominee. Such notice must also set out the name and address of the stockholder giving the notice, the class or series and number of shares of capital stock of the Company beneficially owned by such stockholder, a description of any arrangements relating to the nomination between the stockholder and the nominee or any other person, and a representation that the stockholder intends to appear in person to make the nomination. Such notice must be accompanied by the consent of the nominee to serve if elected. The By-Laws require that notice of nominations by the stockholders of persons for election as directors at annual meetings of the Company be delivered not less than 60 nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting; provided, that if the annual meeting is called for a date that is not within 30 days of such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the first to occur of the day on which the notice of such annual meeting was mailed or the date of the public disclosure of the date of the annual meeting. A copy of the By-laws is maintained with the Securities and Exchange Commission (the "Commission") as part of the Company's public reporting obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and may be reviewed at any of the public reference facilities maintained by the Commission. A copy of the By-laws may also be obtained free of charge from the Company's investor relations department, which can be reached by calling (800) 333-3377, or by writing to the Company at P. O. Box 696000, San Antonio, Texas 78269-6000.

DIRECTORS' FEES AND RELATED INFORMATION

     Directors who are not employees of the Company receive an annual retainer of $28,000 plus $2,000 per day for attendance at each meeting of the Board. Non-employee directors who serve on committees of the Board also receive $1,000 per day for committee meetings attended with the chairmen receiving $1,500 per day for chairing meetings of those committees. Directors who are employees of the Company are not compensated for their Board and committee service.

     Under the Non-Employee Director Equity Plan all non-employee directors receive at least one-half of their annual retainer, with an election to receive up to 100% of such retainer, in restricted shares of Common Stock. The shares vest in 20% increments each year over five years and carry full voting and dividend rights from the time of grant.

     In addition to the grant of restricted shares of Common Stock, all non-employee directors receive an annual grant of options to purchase 1,000 shares of Common Stock. Except in certain situations, 100% of the options become exercisable one year from the date they are granted and expire ten years from the date granted. The exercise price of the options is equal to the closing price of the Common Stock as reported on the New York Stock Exchange (the "NYSE") on the date of grant.

                       BENEFICIAL OWNERSHIP OF SECURITIES

     The table below sets forth the share ownership of the Company's directors and executive officers as of the Record Date. As of that date, no director or executive officer beneficially owned 1% or more of the Common Stock and all directors and executive officers as a group beneficially owned approximately 1.8% of the Common Stock. Unless otherwise indicated in the footnotes to such table, each of the named persons and members of the group has sole voting and investment power with respect to the shares shown:

                                                                                UNRESTRICTED      TOTAL
                                                                                   SHARES         SHARES
                                                  RESTRICTED   SHARES SUBJECT   BENEFICIALLY   BENEFICIALLY
                      NAME                        SHARES(1)     TO OPTION(2)       OWNED          OWNED
                      ----                        ----------   --------------   ------------   ------------
Byron Allumbaugh................................     3,528           1,000          5,243(3)        9,771
E. Glenn Biggs..................................     3,528           4,060          8,642          16,230
W. E. Bradford..................................     3,528           4,060          3,300          10,888
H. Frederick Christie...........................     3,528           1,000          5,767(4)       10,295
W. H. Clark.....................................     3,528           4,060          1,854           9,442
Timothy J. Fretthold............................     1,050          71,157         26,976          99,183
Jean Gaulin.....................................         0         436,500         78,277         514,777
Roger R. Hemminghaus............................     4,665         176,386        112,055(5)      293,106
Russel H. Herman................................     3,528           1,000         13,167          17,695
William R. Klesse...............................     1,060          74,526         38,402         113,988
Bob Marbut......................................     3,528           4,060         12,972          20,560
Katherine D. Ortega.............................     3,528           4,060          2,726          10,314
Madeleine Saint-Jacques.........................     1,764           1,000          4,930           7,694
C. Barry Schaefer...............................     1,764           1,000          4,056(6)        6,820
H. Pete Smith...................................         0         133,700         13,576         147,276
All directors and executive officers as a group
  (19 persons)..................................    39,901       1,202,655        371,996       1,614,552

---------------

(1) Includes shares of restricted stock issued under the Long-Term Incentive Plans of the Company, the vesting of which is contingent on the passage of time or continued service. See "The Board of Directors and Its
    Committees -- Directors' Fees and Related Information" and "Compensation of Executive Officers."

(2) Includes shares of Common Stock which may be acquired within 60 days through the exercise of options granted under the Long-Term Incentive Plans of the Company. See "The Board of Directors and its Committees -- Directors' Fees and Related Information" and "Compensation of Executive Officers."

(3) Includes 2,339 shares of Common Stock registered in the name of Byron E. And Sharon K. Allumbaugh Revocable Trust.

(4) Includes 3,000 shares of Common Stock registered in the name of the Christie Family Trust.

(5) Includes 11,872 shares of Common Stock with respect to which Mr. Hemminghaus acts as trustee.

(6) Includes 500 shares of Common Stock registered in the name of Evelyn G. Schaefer Trust.

     The following table contains certain information regarding persons or entities whom the Company has been advised are beneficial owners of 5% or more of the Common Stock as of the dates indicated in the footnotes to the table.

                  NAME AND ADDRESS                      AMOUNT AND NATURE
                 OF BENEFICIAL OWNER                   OF BENEFICIAL OWNER    PERCENT OF CLASS
                 -------------------                   -------------------    ----------------
The Capital Group Companies, Inc.....................       7,478,390(1)             8.5%
  333 South Hope Street
  Los Angeles, CA 90071
Total Finance/TOTAL..................................       7,049,853(2)            8.04%
  Tour Total
  24 cours Michelet
  92069 Paris, La Defense, France
Brinson Partners, Inc................................       6,856,002(3)             7.8%
  209 South La Salle St.
  Chicago, IL 60604-1295
Wellington Management Company, LLP...................       6,491,671(4)            7.41%
  75 State Street
  Boston, MA 02109
Vanguard/Windsor Funds, Inc. -- Windsor Fund.........       5,555,100(5)            6.34%
  100 Vanguard Bld.
  P. O. Box 2600
  Malvern, PA 19355

---------------

(1) According to Schedule 13G filed as of December 31, 1997 with the Securities and Exchange Commission by The Capital Group Companies, Inc., it holds sole dispositive power with respect to 7,478,390 shares of Common Stock.

(2) According to Schedule 13D filed jointly on September 30, 1997 with the Securities and Exchange Commission by TOTAL and Total Finance, a wholly-owned subsidiary of TOTAL, TOTAL holds sole voting and dispositive power with respect to 49,050 shares of Common Stock, and shares voting and dispositive power with respect to 7,000,803 shares of Common Stock with Total Finance.

(3) According to Schedule 13G filed as of December 31, 1997 with the Securities and Exchange Commission by Brinson Partners, Inc. ("BPI") on behalf of itself, Brinson Holdings, Inc. ("BHI"), SBC Holding (USA), Inc. ("SBCUSA"), and Swiss Bank Corporation ("SBC"), BPI, BHI, SBCUSA, and SBC share dispositive and voting power with respect to 6,856,002 shares of the Common Stock.

(4) According to Schedule 13G filed as of December 31, 1997 with the Securities and Exchange Commission by Wellington Management Company, LLP, it shares voting power with its clients with respect to 482,273 shares of Common Stock and shares dispositive power with its clients with respect to 6,491,671 shares of Common Stock.

(5) According to Schedule 13G filed as of December 31, 1997 with the Securities and Exchange Commission by Vanguard/Windsor Funds, Inc., it holds sole voting and shares dispositive power with respect to 5,555,100 shares of Common Stock.

                       COMPENSATION OF EXECUTIVE OFFICERS

                       FIVE YEAR CUMULATIVE TOTAL RETURN

     The following graph compares the cumulative total stockholder return on the Common Stock with the Standard & Poor's 500 Stock Index, and a peer group (the "Peer Group") of nine industry-related companies for the period July 6, 1992 to December 31, 1997, assuming an initial investment of $100, and the reinvestment of all dividends.

     The Peer Group includes the stock of nine industry-related companies:
Ashland, Inc., Coastal Corp., Crown Central Petroleum Corporation, Giant Industries, Inc., Holly Corporation, Sun Company, Inc., Tosco Corporation, USX-Marathon Group, and Valero Energy Corporation. The returns of each Company in the Peer Group have been weighted according to the respective Company's stock market capitalization. Data relating to Total Petroleum (North America) Ltd. ("Total"), which was previously a member of the Peer Group, has been omitted insofar as Total was acquired by the Company in September 1997.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
  AMONG ULTRAMAR DIAMOND SHAMROCK CORPORATION, THE STANDARD & POOR'S 500 STOCK
                            INDEX, AND A PEER GROUP

            MEASUREMENT PERIOD                ULTRAMAR DIAMOND
          (FISCAL YEAR COVERED)             SHAMROCK CORPORATION        PEER GROUP        STANDARD & POOR'S 500
12/92                                                         100                    100                    100
12/93                                                         144                    112                    110
12/94                                                         151                    111                    112
12/95                                                         159                    135                    153
12/96                                                         204                    176                    189
12/97                                                         212                    248                    252

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's executive compensation and benefit program is administered by the Compensation Committee. The Compensation Committee is composed of five independent "non-employee directors" as that term is defined in Section 16(b) of the Exchange Act and related rules, who are also "outside directors" as that term is defined in Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended (the "Code").

COMPENSATION POLICY AND OBJECTIVES

     The executive compensation program is designed to (i) provide competitive compensation to attract, motivate, and retain executives with superior skills and abilities; (ii) align the immediate financial goals of executives with those of shareholders by linking a significant portion of all executives' annual compensation directly to shareholders' return and corporate performance for the year; and (iii) align the long-term economic interests of executives with those of the Company's shareholders by encouraging executives to become long-term shareholders by providing a significant portion of their compensation in stock options.

     These goals are achieved through the structuring and integrated administration of the Company's base salary, annual incentives, and long-term incentives based on pre-established guidelines and targets.

ELEMENTS OF COMPENSATION

     Base Salary. The Compensation Committee annually reviews competitive base salary data of an industry group composed of companies comparable in size to the Company prepared by nationally recognized independent compensation consultants. In determining the Chief Executive Officer's base salary for 1997, the Compensation Committee targeted the median base salary for chief executive officers among the companies used in the competitive base salary data. In determining the President and Chief Operating Officer's base salary for 1997, the Compensation Committee considered the provisions contained in the employment contracts of the Chief Executive Officer and the Chief Operating Officer which provide that the Chief Executive Officer will be succeeded in that position by the Chief Operating Officer at the end of 1998, and provided a base salary which is identical to that of the Chief Executive Officer. In determining the 1997 base salaries for the remainder of the executive officers, the Compensation Committee reviewed data reflecting the compensation of executives who hold positions of similar overall scope and level of responsibility targeting the median of the competitive market base salaries reflected in the data.

     Annual Incentive Plan. The 1997 Annual Incentive Plan ("AIP") was used by the Company for 1997 annual incentive compensation in the form of an AIP bonus. For the Chief Executive Officer and President and Chief Operating Officer, incentive compensation under the 1997 AIP was based 60% on the Company's Total Shareholder Return ("TSR") versus the TSR of the Peer Group and 40% on the Company earnings before interest, taxes, depreciation, and amortization ("EBITDA"). In calculating the EBITDA component of the award, 50% of the component was adjusted to remove market-related margin volatility in order to recognize improvements in the Company's productivity. For other senior executives, incentive compensation was based 40% on the Company's TSR versus that of the Peer Group, 40% on EBITDA targets for the Company, and 20% on individual performance based on pre-agreed objectives. The form in which annual incentive awards are paid will be subject to the Company's minimum share ownership guidelines after a three-year transition period ending January 1, 2000. Under the guidelines, the Chief Executive Officer and the Chief Operating Officer are each expected to own shares of Common Stock equal in value to three times their annual base salary, other executive committee members are expected to own Common Stock with value equal to two times their annual base salary, and other annual incentive plan participants are expected to own Common Stock with value equal to their annual base salary. Annual incentive plan participants are permitted to count Common Stock which they own outright, Common Stock they own indirectly (e.g. through trusts or similar arrangements, including employee stock plans), and Common Stock they own subject to restriction. Senior managers below the level of vice president are also permitted to include the value of vested options to purchase Common Stock. After January 1, 2000, annual incentive awards will be paid 75% in cash and 25% in restricted stock unless minimum share ownership policy requirements are met.

     Long-Term Incentive Plan. The Long-Term Incentive Plan (the "1996 LTIP") was adopted by the Board and approved by the Company's shareholders at the time of the Merger. Award levels under the 1996 LTIP are developed to be competitive with market median long-term incentive values (on an annualized basis) and to provide an opportunity to meet stock ownership requirements.

     Awards to the executive officers under the 1996 LTIP have consisted of "front-loaded" options, the vesting of which is accelerated by significant increases in the price of the Common Stock, and traditional options vesting over three years in increments of 30%, 30%, and 40%, respectively.

     Compensation of Mr. Hemminghaus as Chairman of the Board and Chief Executive Officer. Mr. Hemminghaus' compensation package is designed to encourage short and long-term performance in line with the interests of the Company's shareholders. The majority of his compensation is at risk, in the form of annual bonus and stock options. Mr. Hemminghaus' annual base salary for 1997 was $725,000, which is at the median level for chief executives of companies included in the industry group base salary data reviewed by the Compensation Committee, and is consistent with base salaries paid to the Chairmen and Chief Executive Officers of other corporations comparable in size and complexity to the Company. He received an AIP Bonus of $507,600, based on the Company's TSR and EBITDA for 1997. No awards were made to Mr. Hemminghaus under the 1996 LTIP in 1997.

INTERNAL REVENUE SERVICE RULES

     The Internal Revenue Service has issued regulations under Section 162(m), as amended, which generally disallows a federal income tax deduction to any publicly-held corporation for compensation paid in excess of $1 million in any taxable year to the Chief Executive Officer or any of the four other most highly compensated executive officers, unless such compensation is paid pursuant to a qualified "performance-based compensation" plan, the material terms of which are disclosed to and approved by stockholders.

     The Board has considered these requirements and the regulations. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated by the Board in light of the Company's overall compensation philosophy and objectives. The Company has established incentive plans which permit stock awards that meet the requirements of Section 162(m) and hence will maximize the Company's federal income tax deductions for compensation expense. However, the Board believes there are circumstances in which the Company's and stockholders' interests are best served by providing compensation which may not always be fully deductible, and that its ability to exercise discretion outweighs the advantages of qualifying all compensation under Section 162(m).

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

C. Barry Schaefer, Chairman
Byron Allumbaugh
W. E. Bradford
W. H. Clark
Madeleine Saint-Jacques

SUMMARY COMPENSATION TABLE

     The Summary Compensation Table presents the compensation of the Chief Executive Officer and each of the four most highly compensated executive officers of the Company in each of the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                          ANNUAL COMPENSATION               LONG-TERM COMPENSATION AWARDS
                                   ----------------------------------   -------------------------------------
                                                                                       NUMBER OF
                                                            OTHER       RESTRICTED    SECURITIES
                                                            ANNUAL        STOCK       UNDERLYING       LTIP      ALL OTHER
         NAME AND                   SALARY     BONUS     COMPENSATION     AWARDS        OPTIONS      PAYOUTS    COMPENSATION
    PRINCIPAL POSITION      YEAR     (1)       (1)(2)        (3)           (4)       GRANTED(#)(5)     (6)          (7)
    ------------------      ----   --------   --------   ------------   ----------   -------------   --------   ------------
Roger R. Hemminghaus        1997   $725,000   $507,600     $13,378       $     0         23,743      $      0     $176,686
  Chairman and Chief        1996    616,667    500,000       6,395             0        647,717       822,000      132,432
  Executive Officer         1995    551,254    275,600       7,619        57,566         48,562       238,370      120,549
Jean Gaulin                 1997    725,000    507,600       6,461             0         35,425             0       58,850
  Vice Chairman,
President,                  1996    669,767    443,333           0             0        480,000             0       29,100
  and Chief Operating       1995    665,000    194,513           0             0        126,500             0       19,950
  Officer
Timothy J. Fretthold        1997    335,000    214,400       4,251             0          1,419             0       50,059
  Executive Vice President  1996    264,583    175,000       1,131             0        185,873       225,000       35,049
  and Chief Administrative  1995    241,752     90,000       1,230        13,388         10,300        80,967       30,838
  and Legal Officer
William R. Klesse           1997    335,000    217,400       5,082             0          1,957             0       54,104
  Executive Vice President  1996    292,083    175,000       1,302             0        178,484       281,000       39,798
                            1995    260,250    105,000       2,568        13,685         16,992        80,967       34,493
H. Pete Smith               1997    335,000    214,400       5,267             0              0             0      167,490
  Executive Vice President  1996    302,781    134,000           0             0        134,000             0       14,111
  and Chief Financial       1995    300,000     51,188           0             0         26,500             0        9,000
  Officer

---------------

(1) Includes amounts which have been deferred under the Company's 401(k) Retirement Savings Plans and Nonqualified 401(k) Plan available to former Diamond employees. Under the Nonqualified 401(k) Plan available to former Diamond employees, participants are permitted to defer receipt of compensation in addition to deferrals under the 401(k) Plans. Such deferrals are not permitted under the Nonqualified 401(k) plan available to other Company employees.

(2) Reflects incentive-based cash bonuses awarded under the Company's annual incentive plan. Awards under that plan are reported as compensation in the year with respect to which the award was earned, even if actually paid in the following year. The figures shown include amounts deferred under the 401(k) Plans and Nonqualified 401(k) Plan available to former Diamond employees. See Footnote 1 above.

(3) Reimbursement of executive officers for federal income tax and medicare tax relating to various benefits plans and premiums paid for group life insurance in excess of $50,000. Perquisites and other personal benefits received by the executive officers are not included because the aggregate amount of such compensation, if any, does not exceed the lesser of $50,000 or 10% of the total amount of annual salary and bonus for any named individual.

(4) Unvested shares of restricted stock may not be sold or transferred. The shares otherwise carry full voting rights and dividends are paid on restricted stock awards from the time of grant at the same rate as paid to all stockholders. The total amount of restricted stock held by each of the named executive officers and the fair market value of such shares as of December 31, 1997, without reducing such market value for restrictions on transfer was as follows: Mr. Hemminghaus, 4,665 shares, $148,697; Mr. Fretthold, 1,050 shares, $33,469 and Mr. Klesse, 1,060 shares, $33,788.

(5) Options granted in 1997 to Messrs. Hemminghaus, Gaulin, Fretthold, and Klesse, consist of reload options granted upon exercise of the associated option. Options granted in 1996 and 1995 to Messrs. Hemminghaus, Fretthold, and Klesse include reload options granted upon exercise of the associated option. See footnote (2) to table entitled "Option Grants in Last Fiscal Year."

(6) Long-Term Incentive Plan payouts included in this column for Mr. Hemminghaus, Mr. Fretthold, and Mr. Klesse include the payout of performance units that were granted by Diamond in 1994, 1995, and

    1996. One-third of the payment on 1994 performance units was paid in Common Stock. Long-Term Incentive Plan payouts for Messrs. Hemminghaus, Fretthold, and Klesse also include the dollar value of performance-restricted Common Stock granted by Diamond in 1991, 1992, and 1993 which vested in 1995.

(7) Includes the following compensation paid or accrued under benefit plans maintained by the Company:

     (a)Above-market interest accrued on amounts deferred by Messrs. Hemminghaus, Fretthold, and Klesse, under the Diamond Deferred Compensation Plan: Mr. Hemminghaus $40,500, Mr. Fretthold $4,178, and Mr. Klesse $6,237.

     (b)Annual allocations or accruals in the last fiscal year under the Company's Employee Stock Ownership Plans and related Excess Benefits
        Plan: Mr. Hemminghaus $65,002, Mr. Fretthold $26,585, and Mr. Klesse $27,874. The Company's Employee Stock Ownership Plans were terminated in November 1997.

     (c)The supplemental disability income program for executive officers of the Company employed prior to the Merger provides those executive officers an amount equal to 60% of base compensation less any amount received by such officer under any other long-term disability plan sponsored by the Company for employees generally. The supplemental disability income program for former Diamond executives provides participants with an amount equal to 66 2/3% of base compensation less an amount received by such executive under any other long-term disability plan sponsored by the Company for employees generally. Annual premiums paid or accrued in the last fiscal year by the Company to fulfill its obligations under the supplemental disability income program relating to the named executive officers were: Mr. Hemminghaus $5,272, Mr. Gaulin $9,784, Mr. Fretthold $1,137, Mr. Klesse $1,278, and Mr. Smith $1,008.

     (d)Premiums paid or accrued in the last fiscal year under the executive life insurance program for executive officers relating to the named executive officers were: Mr. Hemminghaus $28,934, Mr. Gaulin $12,088, Mr. Fretthold $1,677, and Mr. Klesse $2,143.

     (e)Matching contributions to participants' 401(k) accounts, and amounts awarded by the Company under its Nonqualified 401(k) savings plans under which amounts are awarded which may not be awarded under the Company's qualified 401(k) plans due to limitations imposed by the Code. Contributions made to the accounts of the named executive officers in 1997 were: Mr. Hemminghaus $36,978, Mr. Gaulin $36,978, Mr. Fretthold $16,482, Mr. Klesse $16,572, and Mr. Smith $16,482.

     (f)Mr. Smith received a relocation incentive payment of $150,000 in connection with his relocation to the Company's new headquarters after the Merger was completed.

STOCK OPTIONS

     The tables below set forth information regarding stock options, including options granted upon exercise of reload rights, granted to and exercised by the named executive officers in the last fiscal year, and the value of unexercised options and related rights held by such executive officers at the end of the fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                            INDIVIDUAL GRANTS
                                        -------------------------
                                                      PERCENT OF                          GRANT DATE VALUE
                                        NUMBER OF       TOTAL                         ------------------------
                                        SECURITIES     OPTIONS                                     GRANT DATE
                                        UNDERLYING    GRANTED TO      EXERCISE OR                    PRESENT
                                         OPTIONS     EMPLOYEES IN     BASE PRICE      EXPIRATION      VALUE
         NAME           GRANT DATE(1)   GRANTED(#)   FISCAL YEAR       ($/SH)(2)         DATE        ($)(3)
         ----           -------------   ----------   ------------   ---------------   ----------   -----------
Roger R. Hemminghaus..    06/03/97         5,000         2.46           $33.125        02/06/05    $ 36,040.00
                          06/03/97         4,875         2.40            33.125        07/31/05      35,736.49
                          06/03/97        13,868         6.82            33.125        02/05/06     103,865.25
Jean Gaulin...........    07/31/97        35,425        17.42            33.875        07/21/02     204,723.73
Timothy J.
  Fretthold...........    06/10/97         1,419          .70            33.500        02/06/05      10,296.41
William R. Klesse.....    06/03/97         1,957          .96            33.125        02/06/05      14,106.06
H. Pete Smith.........           0             0            0                 0               0              0

---------------

(1) Grants of options to purchase Common Stock were made throughout the year under various long term incentive plans of the Company upon the exercise of reload rights relating to already existing options.

(2) Exercise price based on the closing sales price on the NYSE on the date of grant. The exercise price for options to purchase Common Stock was determined by reference to the closing price of the Common Stock on the date preceding the date of grant.

(3) Value is based on the Black-Scholes option pricing model, in which data relating to the volatility and dividend yield of the Common Stock is used, based upon actual experience. For reload options with terms of less than 10 years, the assumptions are .1923 and .1953 for the annualized volatility and 4.02% for the annual dividend yield. The risk-free rates of interest for reload options with terms of less than 10 years range from 5.85% to 6.73%.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES(1)

                                                                                        VALUE OF UNEXERCISED
                                 SHARES                     NUMBER OF SECURITIES            IN-THE-MONEY
                                ACQUIRED                   UNDERLYING UNEXERCISED              OPTIONS
                                   ON          VALUE         OPTIONS AT 12/31/97        AT FISCAL YEAR END($)
            NAME               EXERCISE(#)    REALIZED    EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
            ----               -----------   ----------   -------------------------   -------------------------
Roger R. Hemminghaus.........    29,152      $  179,249         208,575/593,723         $  998,754/$1,079,879
Jean Gaulin..................    80,000        1,510,00         436,500/385,425           3,108,313/  612,500
Timothy J. Fretthold.........     2,020          20,141          59,619/165,540             284,751/  315,848
William R. Klesse............     2,754          26,426          63,213/161,022             301,177/  309,077
H. Pete Smith................         0               0         133,700/102,800           1,311,413/  179,900

---------------

(1) Year-end value for options was calculated based on the market value of the underlying shares at December 31, 1997.

                                 BENEFIT PLANS

     The Company maintains a tax-qualified defined benefit pension plan (the "Qualified Plan") for participating Company employees working in the United States. Benefits are based upon formulae that take into account (i) the participant's years of service with the Company (and its prior controlled group for some participants), (ii) the average of a participant's compensation (consisting of salary and bonus) during such participant's three highest-paid consecutive years of service out of the participant's most recent five years of service with the Company (or the prior controlled group, if higher) and (iii) for certain participants, the benefit formula in effect under pension plans maintained by businesses acquired by the Company. In general, a participant accrues a benefit of 1.6% of plan compensation for each year of service. Retirement benefits payable under the Qualified Plan are offset by pensions paid by other employers if the participant's years of service with that employer are taken into account in determining such participant's benefits under the Qualified Plan.

     Supplemental Non-Qualified Retirements Plans of the Company. The Company maintains a supplemental nonqualified defined benefit pension plan (the "Nonqualified Plan") to provide supplemental retirement benefits to certain executives designated by the Compensation Committee, including Mr. Gaulin and Mr. Smith out of the named executives. The Nonqualified Plan provides participants with benefits not payable from the Qualified Plan because of limits imposed by the Code. A Participant who retires at or after age 62 receives a benefit of no less than 60% of average annual compensation for the three highest-paid consecutive years of service out of the most recent five, less the amount of any other retirement benefits payable from any other source.

     The following table illustrates the yearly pension commencing at age 62 (which is not offset for social security), assuming a two-thirds joint annuity with ten years certain, that may become payable to an employee in the higher salary classifications out of the Qualified Plan and the Nonqualified Plan.

                               PENSION PLAN TABLE

                                                          YEARS OF SERVICE
AVERAGE ANNUAL                          ----------------------------------------------------
COMPENSATION(1)                            15         20         25         30         35
---------------                         --------   --------   --------   --------   --------
$ 300,000.............................  $ 81,000   $108,000   $135,000   $162,000   $189,000
   400,000............................   108,000    144,000    180,000    216,000    252,000
   500,000............................   135,000    180,000    225,000    270,000    315,000
   600,000............................   162,000    216,000    270,000    324,000    378,500
   700,000............................   189,000    252,000    315,000    378,000    441,000
   800,000............................   216,000    288,000    360,000    432,000    504,000
   900,000............................   243,000    324,000    405,000    486,000    567,000
 1,000,000............................   270,000    360,000    450,000    540,000    630,000
 1,100,000............................   297,000    396,000    495,000    594,000    693,000
 1,200,000............................   324,000    432,000    540,000    648,000    756,000
 1,300,000............................   351,000    459,000    567,000    675,000    783,000
 1,400,000............................   378,000    486,000    594,000    702,000    810,000
 1,500,000............................   405,000    513,000    621,000    729,000    837,000

---------------

(1) As of December 31, 1997, the average highest compensation received for any three consecutive years of service of the most recent five, and credited years of service for the executives named in the Summary Compensation Table entitled to receive benefits under both the Qualified Plan and the NonQualified Plan, were Mr. Gaulin $1,068,471, 24 years; and Mr. Smith, $445,656, 17 years.

     Diamond Retirement Plans. Former Diamond executives, including Messrs. Hemminghaus, Fretthold, and Klesse, continue to accrue benefits under certain executive retirement programs of Diamond which were in place prior to the Merger. The plans under which such executives continue to accrue benefits are the Diamond Supplemental Executive Retirement Plan and the Diamond Excess Benefits Plan.

     The Supplemental Executive Retirement Plan provides additional benefits to eligible former Diamond executives and Diamond employees. The Supplemental Executive Retirement Plan benefit is calculated on the basis of 60% of the average of the highest compensation the executive officer received over any three years during the last 10 years of employment with the Company and Diamond. A reduction is made to eliminate benefits payable under the Qualified Plan and under any defined benefit plan of previous employers. Benefits under the Supplemental Executive Retirement Plan are secured under a trust arrangement subject to claims of general creditors of the Company.

     The Pension Plan Table below estimates the combined annual benefits payable by operation of such plans to a participant upon retirement based on the specified compensation and years of service combinations indicated without reduction for benefits payable by previous employers.

                               PENSION PLAN TABLE
                           (DIAMOND RETIREMENT PLANS)

                                          ESTIMATED ANNUAL COMBINED BENEFITS CREDITED FOR YEARS OF
                                                           SERVICE INDICATED($)(2)
                                          ---------------------------------------------------------
EARNINGS CREDITED($)(1)                      15          20          25          30          35
-----------------------                   ---------   ---------   ---------   ---------   ---------
$ 250,000...............................  $150,000    $150,000    $150,000    $150,000    $150,000
   300,000..............................    180,000    180,000     180,000     180,000     180,000
   400,000..............................    240,000    240,000     240,000     240,000     240,000
   500,000..............................    300,000    300,000     300,000     300,000     300,000
   600,000..............................    360,000    360,000     360,000     360,000     360,000
   700,000..............................    420,000    420,000     420,000     420,000     420,000
   800,000..............................    480,000    480,000     480,000     480,000     480,000
   900,000..............................    540,000    540,000     540,000     540,000     540,000
 1,000,000..............................    600,000    600,000     600,000     600,000     600,000
 1,100,000..............................    660,000    660,000     660,000     660,000     660,000
 1,200,000..............................    720,000    720,000     720,000     720,000     720,000
 1,300,000..............................    780,000    780,000     780,000     780,000     780,000
 1,400,000..............................    840,000    840,000     840,000     840,000     840,000
 1,500,000..............................    900,000    900,000     900,000     900,000     900,000

---------------

(1) Earnings credited include salary and bonus paid within a calendar year. At December 31, 1997, the average of the highest compensation received by the executive officers named in the Summary Compensation Table currently entitled to benefits under the Diamond Plans over any three years during the last ten years of employment with the Company and Diamond and their credited years of service were Mr. Hemminghaus, $1,015,367, 14 years; Mr. Fretthold, $422,129, 21 years; and Mr. Klesse, $436,911, 29 years.

(2) Amounts shown in the Pension Plan Table represent the maximum defined benefit values payable under the executive retirement program. Benefits are calculated without offset for social security benefits or reduction for benefits payable by previous employers. Whether these amounts actually become payable in whole or in part depends on the contingencies and conditions governing such plans, including the individual's age, date of hire, term of service as an executive officer, career earnings, amount of certain other pension plan payments, and related supplemental retirement payments received from former employers.

     The Diamond Excess Benefits Plan provides non-qualified benefits to former Diamond executives and employees in place of reductions of qualified ESOP benefits resulting from various statutory limitations imposed by the Code and the deferral of compensation through the Diamond Deferred Compensation Plan, the Company's 401(k) Plans, and the Nonqualified 401(k) Plan available to former Diamond employees. Until November 1997 most former Diamond employees were entitled to receive distributions under two ESOPs created by Diamond prior to the Merger. To the extent a portion of such employees' compensation was ineligible for consideration in the annual calculation of distributions under the ESOPs, an allocation equivalent to that attributable to the ineligible compensation was made under the Diamond Excess Benefits Plan. Both ESOPs were terminated in November 1997. Benefits are secured under a trust arrangement which is subject to claims of general creditors of the Company.

                           INDEBTEDNESS OF MANAGEMENT

     Diamond Employee Stock Purchase Loan Program. This program was in effect prior to the Merger to encourage common stock purchases by key Diamond employees, by providing loans up to the lesser of $300,000 or 100% of their annual base salary to buy Diamond common stock on the open market. The interest rate is adjusted annually during the term of the loan to the lesser of the AFR as of the date of such adjustment, the initial AFR rate on all loans, or the weighted average rate of the current loans outstanding. As of March 15, 1998, rates of interest on loans to executive officers ranged from 4.85% to 5.44% with the AFR being 5.39%. Interest is payable annually and principal is repayable in five annual installments of 20% commencing on the fifth anniversary of the borrowing. The program has not been reactivated since the Merger. The highest amounts outstanding at any time during the last fiscal year under the Program and the amount outstanding on March 15, 1998 on loans to the executive officers of the Company which at any time during 1997 exceeded $60,000 were: Mr. Beadle, the Company's Senior Vice President, Corporate Development, $104,515 and $42,295, respectively; Mr. Hemminghaus, $149,925 and $80,235, respectively; and Mr. Klesse, $101,400 and $30,650, respectively.

     Other Indebtedness of Management. In order to assist certain key executives of the Company in relocating to the various areas in which the Company maintains offices, the Company has a program for its executive officers and senior managers who are relocated by the Company pursuant to which the Company will provide ten-year, secured, non-interest bearing loans to be used to purchase a primary residence. During 1992, in connection with his relocation, the Company made such a loan to Mr. Smith. The highest amount outstanding on Mr. Smith's loan since January 1, 1997 was $247,500, and $206,250 was outstanding on Mr. Smith's loan on March 15, 1998. In addition, in June 1996, in connection with his relocation, the Company made a similar loan to Christopher Havens, the Company's Senior Vice President-Retail Marketing, in the amount of $397,500. The Company subsequently made a second loan for similar purposes to Mr. Havens, in the amount of $397,500. All of the initial loan and a portion of the second loan was repaid during 1997. The highest amount outstanding on Mr. Havens' loans since January 1, 1997 was $795,000, and $357,750 was outstanding on Mr. Havens' loan on March 15, 1998. On August 12, 1997, the Company made a loan of $397,500 to Alain Ferland, the Company's Senior Vice President, Refining, Product Supply, and Logistics -- Northeast in connection with his relocation to the Company's headquarters. The highest amount outstanding on Mr. Ferland's loan since January 1, 1997 was $397,500, and $397,500 was outstanding on Mr. Ferland's loan on March 15, 1998.

            EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

     The Company has entered into employment agreements with each of the named executive officers for a term of three years, except for Messrs. Hemminghaus and Gaulin, with whom the Company has entered into employment agreements providing for five year terms, as described below (collectively the "Executive Employment Agreements"). Under the Executive Employment Agreements, termination of an executive without "cause," or voluntarily termination for "good reason," will result in a lump sum payment equal to three times his highest annual base salary and annual incentive compensation during the three years prior to termination.

     The Executive Employment Agreements define "cause" as a finding that the executive (i) committed an illegal act intended to and which did defraud the Company, (ii) engaged in gross negligence or gross misconduct in carrying out his duties, or (iii) breached certain noncompete, no solicitation, and confidentiality covenants. The Executive Employment Agreements define "good reason" as (a) a breach by the Company of a material provision of the Executive Employment Agreement, (b) certain material reductions of the executive's aggregate benefits, and (c) following a change in control, termination of employment for any reason during the 13 months following the change. For executives employed by the Company prior to

December 3, 1996, good reason will also include, if such executive has relocated to the Company's principal place of business prior to Mr. Gaulin becoming Chief Executive Officer, termination by the executive for any reason within 120 days after the involuntary termination of Mr. Gaulin's employment prior to January 1, 1999, or if Mr. Gaulin does not become Chief Executive Officer by such date.

     Under the terms of Mr. Smith's Executive Employment Agreement and the related Relocation Agreement, Mr. Smith is permitted to voluntarily terminate his employment effective June 1, 2000 by giving written notice to the Company on or before March 1, 2000. Such termination will be treated as a termination for "good reason" under Mr. Smith's Executive Employment Agreement, except that, instead of a lump sum equal to three times his highest annual base salary and annual incentive compensation during the three years prior to termination, Mr. Smith will be entitled to receive a lump sum payment equal to three times his highest annual base salary and annual incentive compensation for 1995, 1996, and 1997, less $150,000.

     With respect to the Executive Employment Agreement of Mr. Hemminghaus ("the CEO Agreement"), the Agreement provides that he will serve as Chief Executive Officer of the Company until December 31, 1998 (the "CEO Employment Term"), and will remain Chairman of the Board of the Company for three additional years. Should Mr. Hemminghaus be terminated prior to December 31, 1998, other than for "cause" or by voluntary termination (other than for death or disability), he will be credited with additional years of age and service under the Company's supplemental executive retirement plan as if he remained employed until December 31, 2001. Also, should Mr. Hemminghaus be involuntarily terminated, without "cause," or should he voluntarily terminate for a "good reason," his termination benefits will also include a lump sum payment equal to the aggregate fees which would have been payable for the Consulting Term (as described below). The CEO Agreement includes in the definition of "good reason" the removal of Mr. Hemminghaus from the position of Chief Executive Officer of the Company prior to December 31, 1998.

     Upon expiration of Mr. Hemminghaus' employment with the Company, unless Mr. Hemminghaus' employment with the Company has terminated prior to such date other than on account of a voluntary termination, he will become a consultant to the Company for a three-year "consulting term." Mr. Hemminghaus will be paid a consulting fee during the Consulting Term equal to one-half of his highest annual base salary during the CEO Employment Term. If the consulting arrangement is terminated during the Consulting Term for any reason other than a voluntary termination by Mr. Hemminghaus, he will be entitled to a lump sum payment equal to the unpaid consulting fees for the remainder of the Consulting Term. For this purpose, a voluntary termination will not include termination on account of death, disability, removal of Mr. Hemminghaus from his position as Chairman of the Board, a change in control, or, under certain circumstances, relocation of the Company's principal executive offices.

     With respect to the Executive Employment Agreement of Mr. Gaulin (the "COO Agreement"), the Agreement provides that, from the effective date of the Merger, Mr. Gaulin will be the Vice-Chairman of the Board, President, and Chief Operating Officer of the Company. Upon expiration of Mr. Hemminghaus' CEO Employment Term, the COO Agreement provides that Mr. Gaulin will become Chief Executive Officer of the Company. The initial term of the COO Agreement is five years and it will be automatically renewed, subject to any prior termination, for successive one-year periods on December 3, 2001 and each anniversary thereafter unless either party gives at least three months' prior notice of non-renewal. The other terms of the COO Agreement, including base salary and severance benefits, are substantially the same as those in the CEO Agreement, except that the COO Agreement (i) does not provide for continuing consulting services following termination, (ii) provides for enhanced retirement benefits under the Company's nonqualified and qualified retirement plans only upon an involuntary termination of employment without cause (including a voluntary termination with good reason), (iii) "good reason," in the absence of a change in control, includes non-renewal of the COO Agreement by the Company, a significant reduction in Mr. Gaulin's duties, any addition of inconsistent duties, failure to elect Mr. Gaulin as Chief Executive Officer of the Company by January 1, 1999, and failure to elect Mr. Gaulin as Chairman of the Board of the Company by January 1, 2002, and (iv) if Mr. Gaulin's employment is terminated prior to December 3, 1998, Mr. Gaulin also will be entitled to payment of expenses to relocate from San Antonio to any other location in the continental United States.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                             (ITEM 2 ON THE PROXY)

     The Board has selected Arthur Andersen LLP ("Arthur Andersen") to serve as the Company's independent accountants to audit the consolidated financial statements of the Company for 1998. Stockholders are being asked to ratify this appointment. The Company has been informed that neither Arthur Andersen nor any of its partners has any direct financial interest or any material indirect financial interest in the Company or has had any connection during the past three years with the Company or its predecessors in the capacity of promoter, underwriter, voting trustee, director, officer, or employee.

     On March 4, 1997, upon the recommendation of the Audit Review Committee, the Board unanimously selected Arthur Andersen to serve as the Company's independent accountants, replacing Ernst & Young LLP ("Ernst & Young"). Ernst & Young served as the Company's independent accountants for the two year period ended December 31, 1996. In their report for the fiscal year ended December 31, 1996, Ernst & Young expressed reliance upon the report of Price Waterhouse LLP ("Price Waterhouse") with respect to the audit by Price Waterhouse of a significant portion of the operations of the Company. Neither of the reports of Ernst & Young or Price Waterhouse for the year ended December 31, 1996, were qualified or modified as to uncertainty, audit scope, or accounting principle, except with respect to the Company's change in its method of accounting for refinery maintenance turnaround costs discussed in Note 5 to the Company's consolidated financial statements for the year ended December 31, 1996. The report of Arthur Andersen for the year ended December 31, 1997 was not qualified or modified as to uncertainty, audit scope, or accounting principles.

     In connection with the audits of the two fiscal years ended December 31, 1996 and the subsequent interim period through March 4, 1997, there were no disagreements ("Disagreements"), as defined in Item 304 (a)(1)(iv) and the Instructions to Item 304 of Regulation S-K promulgated pursuant to the Securities and Exchange Act of 1934, as amended ("Regulation S-K"), between the Company and Ernst & Young or Price Waterhouse on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to their satisfaction, would have caused either Ernst & Young or Price Waterhouse to make reference in their report to the subject matter of the Disagreement.

     In connection with the audits of the two fiscal years ended December 31, 1996, and the subsequent interim period through March 4, 1997, there were no reportable events ("Reportable Events") as defined in Item 304(a)(1)(v) of Regulation S-K.

     At no time preceding March 4, 1997 has the Company consulted with Arthur Andersen on matters regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might by rendered on the Company's financial statements, or (ii) any matter that was the subject of a Disagreement with Ernst & Young or Price Waterhouse or which was a Reportable Event.

     A representative of Arthur Andersen is expected to be present at the Annual Meeting with the opportunity to make a statement, if such representative desires to do so, and to be available to respond to appropriate questions.

     The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting and voting on this proposal is required to ratify the appointment of Arthur Andersen as independent accountants for 1998.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR SUCH RATIFICATION. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

                                 OTHER BUSINESS

     The Board does not know of any business to be presented for consideration at the Annual Meeting, or any adjournment thereof, other than as stated in the Notice of Annual Meeting. It is intended, however, that the persons authorized under the Board's proxies may, in the absence of instructions to the contrary, vote or act in accordance with their judgment with respect to any other proposal properly presented for action at such meeting. The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting, or any adjournment thereof, and actually voted would be required with respect to any such matter brought to a stockholder vote.

                                 MISCELLANEOUS

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     The rules of the Securities and Exchange Commission require that the Company disclose late filings of reports pertaining to ownership of and transactions in stock of the Company by the Company's directors and executive officers. To the best of the Company's knowledge there were no such late filings in 1997.

SUBMISSION OF PROPOSALS BY STOCKHOLDERS

     In order to be eligible for inclusion in the Company's proxy statement for the 1999 Annual Meeting of Stockholders any proposal of a stockholder must be received by the Company at its principal executive offices in San Antonio, Texas by December 1, 1998.

PROXY SOLICITATION

     In addition to soliciting proxies by mail, directors, executive officers, and employees of the Company, without receiving additional compensation, may solicit proxies by telephone, by telegram, by telecopy, or in person. Arrangements will also be made with brokerage firms and other custodians, nominees, and fiduciaries to forward solicitation materials to the beneficial owners of shares of Common Stock, and the Company will reimburse such brokerage firms and other custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with forwarding such materials. The Company has retained Morrow & Company, Inc. to aid in the solicitation of proxies. The fee to be paid by the Company to such firm is estimated to be $10,000 plus reimbursement for out-of-pocket costs and expenses.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            Curtis V. Anastasio
                                            Vice President, General Counsel, and
                                            Secretary

San Antonio, Texas
March 30, 1998

[X] PLEASE MARK VOTES                                     REVOCABLE PROXY
    AS IN THIS EXAMPLE                         ULTRAMAR DIAMOND SHAMROCK CORPORATION
                                                                                                              For  With-    For All
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS                 1. Election of 4 directors, each for a         hold     Except
      FOR THE ANNUAL MEETING ON MAY 5, 1998                            three-year term expiring in 2001:      [ ]  [ ]       [ ]

  The undersigned hereby appoints Roger R. Hemminghaus,                Nominees: W.E. Bradford, Roger R. Hemminghaus,
Jean Gaulin, and Curtis V. Anastasio, and any of them,                           Russel H. Herman, and C. Barry Schaefer
each with full power of substitution and resubstitution,
as proxies to represent and to vote all shares which                INSTRUCTION: To withhold authority to vote for any individual
the undersigned may be entitled to vote as of the record            nominee, mark "For All Except" and write that nominee's name in
date at the Annual Meeting of Stockholders of Ultramar              the space provided below.
Diamond Shamrock Corporation to be held on May 5, 1998,
and any adjournment thereof.
                                                                    ----------------------------------------------------------------
  The following items of business to be acted upon are
listed in the Notice of Annual Meeting and described in
the Proxy Statement:
                                                                    2. Ratification of appointment of Arthur  For  Against  Abstain
                                                                       Andersen, L.L.P. as independent        [ ]    [ ]      [ ]
                                                                       accountants.

                                                                       The Board of Directors' recommends a vote FOR items 1 and 2.
                                                                    You may specify your choices on the items by marking the
                                                                    appropriate boxes. You need not mark any boxes if you wish to vote in accordance with the Board of Director's recommendations.

                                                                       Please sign exactly as name appears hereon. Joint owners
                                                                    should each sign. When signing as attorney, executor,
                                                                    administrator, trustee or guardian, please give full title as such.
                                       --------------
     Please be sure to sign and date   Date
       this Proxy in the box below.
-----------------------------------------------------

-----------------------------------------------------
Stockholder sign above  Co-holder (if any) sign above

+                                                                                                                                  +
------------------------------------------------------------------------------------------------------------------------------------

                             Detach above card, sign, date and mail in postage paid envelope provided.

                                               ULTRAMAR DIAMOND SHAMROCK CORPORATION

------------------------------------------------------------------------------------------------------------------------------------
                                                      PLEASE ACT PROMPTLY
                                            SIGN, DATE & MAIL YOUR PROXY CARD TODAY
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

[X] PLEASE MARK VOTES                                     REVOCABLE PROXY
    AS IN THIS EXAMPLE                         ULTRAMAR DIAMOND SHAMROCK CORPORATION
                                                                                                              For  With-    For All
    The Solicitation of these Confidential Voting Instructions   4  1. Election of 4 directors, each for a         hold     Except
          is made on behalf of the Board of Directors                  three-year term expiring in 2001:      [ ]  [ ]        [ ]

  The undersigned as a participant in one or both Ultramar       0     Nominees: W.E. Bradford, Roger R. Hemminghaus,
Diamond Shamrock Corporation Employee Stock Ownership Plans                      Russel H. Herman, and C. Barry Schaefer
(the "ESOP Plans"), and/or the Ultramar Diamond Shamrock
Corporation 401(k) Plans (along with the ESOP Plans,             1  INSTRUCTION: To withhold authority to vote for any individual
collectively the "Plans") hereby instructs the Trustee of           nominee, mark "For All Except" and write that nominee's name in
the respective Plans to appoint Roger Hemminghaus, Jean             the space provided below.
Gaulin, and Curtis V. Anastasio, and each of them, with full    (K)
power of substitution, the attorney and proxy of the said       --------------------------------------------------------------------
Trustee to represent the interests of the undersigned in
Ultramar Diamond Shamrock Corporation Common Stock held          E  2. Ratification of appointment of Arthur  For  Against  Abstain
under the terms of said Plan(s), at the Annual Meeting of              Anderson, L.L.P. as independent        [ ]    [ ]      [ ]
Shareholders of Ultramar Diamond Shamrock Corporation to be            accountants.
held on May 5, 1998 and any adjournment thereof, and to          S
vote, with all powers the Trustee would possess if present,            The Board of Directors recommends a vote FOR items 1 and 2.
all shares of Common Stock ("Common Stock") credited to the         You may specify you choices on the items by marking the
undersigned's account(s) under said Plan(s) as of the record     O  appropriate boxes. You need not mark any boxes if you wish to
date for the Annual Meeting, upon the following matters and         vote in accordance with the Board of Directors'
upon any other business that may properly come before the           recommendations.
meeting or any adjournment thereof.                              P
                                                                       By completing, signing and returning this voting instruction card, the undersigned will be acting as a named fiduciary under the Employee Retirement Income Security Act of 1974, as amended, for the Plan in which the undersigned participates and will be voting all Allocated Shares.
                                        -------------
     Please be sure to sign and date    Date
       this Proxy in the box below.
-----------------------------------------------------

-----------------------------------------------------
Stockholder sign above  Co-holder (if any) sign above

+                                                                                                                                  +
------------------------------------------------------------------------------------------------------------------------------------

                             Detach above card, sign, date and mail in postage paid envelope provided.

                                               ULTRAMAR DIAMOND SHAMROCK CORPORATION

------------------------------------------------------------------------------------------------------------------------------------
Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                                        PLEASE ACT PROMPTLY
                                              SIGN, DATE & MAIL YOUR PROXY CARD TODAY
------------------------------------------------------------------------------------------------------------------------------------